    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1997



                                                      REGISTRATION NO. 333-40331

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     INTERNATIONAL ALLIANCE SERVICES, INC.
            (Exact Names of Registrants as Specified in Its Charter)

                      DELAWARE                                               22-279024
            (State or other jurisdiction                                 (I.R.S. Employer
          of incorporation or organization)                             Identification No.)

                            10055 SWEET VALLEY DRIVE
                            VALLEY VIEW, OHIO 44125
                                 (216) 447-9000
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                             ---------------------

                                GREGORY J. SKODA


                            EXECUTIVE VICE PRESIDENT

                            10055 SWEET VALLEY DRIVE
                            VALLEY VIEW, OHIO 44125
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------
                                With a copy to:

                              SETH R. MOLAY, P.C.
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1700 PACIFIC AVENUE, SUITE 4100
                              DALLAS, TEXAS 75201
                                 (219) 969-2800

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by the registrant.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1997


PROSPECTUS
            , 1997

                                  $125,000,000

                     INTERNATIONAL ALLIANCE SERVICES, INC.

                                DEBT SECURITIES
                                  COMMON STOCK
                                    WARRANTS

     International Alliance Services, Inc. (the "Company" or "IASI") may offer and issue from time to time (i) debt securities of the Company ("Debt Securities"), consisting of debentures, notes, bonds and other unsecured evidences of indebtedness in one or more series, (ii) shares of common stock, par value $.01 per share of the Company ("Common Stock"), and (iii) warrants to purchase Debt Securities or Common Stock ("Warrants"). The foregoing securities are collectively referred to as the "Securities." Any Securities may be offered with other Securities or separately. The Securities will be offered at an aggregate initial offering price not to exceed $125,000,000.

      SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES.

     Certain terms of any Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement including, without limitation, the specific designation, aggregate principal amount, purchase price, currency of payment, denomination, maturity, interest rate (which may be fixed or variable) and time of payment of interest (if any), guarantees thereof (if any), terms (if any) for the subordination, redemption, purchase or conversion thereof, listing (if any) on a securities exchange, additional or different covenants and events of default, and any other material terms of the Debt Securities. The purchase price of any Common Stock in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement.

     The Company's Common Stock is quoted on The Nasdaq National Market under the symbol "IASI." Any Common Stock offered hereby will be listed, subject to official notice of issuance, on The Nasdaq National Market.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     The Securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time. Certain terms of any offering and sale of the Securities, including, where applicable, the names of the underwriters, dealers or agents, if any, the principal amount or number of shares to be purchased, the purchase price of the Securities, the proceeds to the Company from such sale and any applicable commissions, discounts and other items constituting compensation of such underwriters, dealers or agents will also be set forth in an accompanying Prospectus Supplement.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                                  THE COMPANY

OVERVIEW


     IASI is a leading provider of outsourced business services to small and medium sized companies throughout the United States. The Company provides integrated services in the following areas: accounting systems, advisory and tax; employee benefits design and administration; human resources; information technology systems; payroll; specialty insurance; valuation; and workers' compensation. These services are provided through a network of over 65 Company offices in 25 states, as well as through its subsidiary Comprehensive Business Services ("Comprehensive"), a franchisor of accounting services with approximately 250 franchisee offices located in 40 states. As of December 9, 1997, the Company served approximately 60,000 clients, of which approximately 24,000 are served through the Comprehensive franchisee network. Management estimates that its clients employ over 800,000 employees, including 240,000 employed by clients of the Comprehensive franchise network.


     The Company's clients typically have fewer than 500 employees, and prefer to focus their scarce resources on operational competencies while allowing IASI to provide non-core administrative functions. In many instances, outsourcing administrative functions allows clients to enhance productivity, reduce costs, and improve service, quality and efficiency. Depending on a client's size and capabilities, it may choose to utilize all or a portion of the Company's broad array of services, which it typically accesses through a single Company representative.


     Pursuant to a strategic redirection of the Company initiated in November 1996, the Company began its acquisition program to expand its operations rapidly in the outsourced business services industry from its existing insurance platform. From November 1, 1996 through September 30, 1997, the Company acquired the businesses of 23 companies representing over $90 million in revenues. The Company's acquisition program typically focuses on (i) market entry acquisitions in which the Company establishes a significant presence in a city or (ii) follow-on acquisitions of additional service providers in areas where the Company's presence is established, increasing the number of clients served and services offered in such markets. The Company seeks to acquire profitable, well-run companies and to continue to employ their existing management teams, providing them with incentive by utilizing restricted IASI Common Stock for a large portion of the consideration for the acquisitions. The Company believes that substantial additional acquisition opportunities exist throughout the United States for several reasons, including the highly fragmented nature of the industry, the advantages of economies of scale, and the desire of many long-time owners for liquidity. The Company has completed from October 1, 1997 through December 9, 1997, or has announced as pending, an additional 20 acquisitions representing over $78 million in revenues.


     The outsourced business services industry in which the Company currently operates is highly fragmented with approximately 600,000 outsourcing establishments collectively generating approximately $300 billion in annual revenue and has grown at a compound annual rate in excess of 9% since 1992. The Company believes that this growth reflects the following trends: (i) more companies are now utilizing outsourced business services, (ii) companies that have traditionally used a limited amount of outsourced business services are now utilizing a broader array of such services, and (iii) the number of small and medium sized businesses in the United States continues to grow.

     The Company's goal is to be the nation's premier provider of outsourced business services to small and medium sized companies. The Company's strategies to achieve this goal include: (i) continuing to provide clients with a broad range of high quality services, (ii) continuing to expand locally through internal growth by increasing the number of clients it serves and increasing the number of services it provides to existing clients, and (iii) continuing to expand nationally through an aggressive acquisition program.


     Effective December 31, 1997, the name of the Company will be changed to "Century Business Services, Inc.", and the symbol of the Company will be changed to "CBIZ." The Company's principal executive offices are located at 10055 Sweet Valley Drive, Valley View, Ohio 44125, and its telephone number is (216) 447-9000.

                                USE OF PROCEEDS

     Unless a Prospectus Supplement indicates otherwise, the net proceeds to be received by the Company from the issue and sale from time to time of the Securities will be added to the general funds of the Company to be used for general corporate purposes, working capital requirements and the cash portion of acquisitions. Pending such application, such net proceeds may be invested in short-term marketable securities. Each Prospectus Supplement will contain specific information concerning the use of proceeds from the sale of Securities to which it relates.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's historical ratio of earnings to fixed charges for the three years ended December 31, 1996, and the nine months ended September 30, 1996 and 1997:

                                                                             NINE MONTHS
                                                                                ENDED
                                                YEAR ENDED DECEMBER 31,     SEPTEMBER 30,
                                               -------------------------    -------------
                                                1994     1995      1996     1996     1997
                                               ------    -----    ------    -----    ----
Ratio(1).....................................   187.3     78.6     113.3    463.0    41.8

---------------

(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations adjusted to exclude interest expense. Fixed charges consist of interest expense on capitalized lease obligations and debt borrowings.

                         DESCRIPTION OF DEBT SECURITIES

     The following sets forth certain general terms and provisions of the Indenture (as defined herein) under which the Debt Securities are to be issued. The particular terms of the Debt Securities will be set forth in a Prospectus Supplement relating to such Debt Securities.

     The Debt Securities are to be issued under one or more Indentures, as amended or supplemented from time to time (the "Indenture"), to be entered into between the Company, the guarantors (as defined below), if any, and Star Bank, N.A., as trustee, (together with any other trustee(s) chosen by the Company, qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA") and appointed in a supplemental indenture with respect to a particular series, the "Trustee"). The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Trustee, or as described above under "Available Information." The Indenture is subject to, and governed by, the TIA. The Company will execute an Indenture if and when the Company issues any Debt Securities. The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including those terms made a part of the Indenture by reference to the TIA) and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture. References below to an "Indenture" are deemed to constitute a reference to the applicable Indenture under which a particular series of Debt Securities is issued.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Debt Securities may be issued in one or more series. Specific terms of each series of Debt Securities will be contained in authorizing resolutions or a supplemental indenture relating to that series. There will be Prospectus Supplements relating to particular series of Debt Securities. Each Prospectus Supplement will describe, as to the Debt Securities to which it relates: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of a series of Debt Securities which may be issued; (iii) the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date; (v) the currency or currencies in which principal, premium, if any, and interest, if any, will be paid; (vi) the place or places where principal, premium, if any, and interest, if any, on the Debt Securities will be payable and where Debt Securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depository or depositories for any global debt securities; (vii) any provisions regarding the right of the Company to redeem or purchase Debt Securities or of holders to require the Company to redeem Debt Securities; (viii) the right, if any, of holders of the Debt Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of the conversion rights or otherwise; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Debt Securities or a purchase fund which will be used to purchase Debt Securities;
(x) the percentage of the principal amount at which Debt Securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default; (xi) the terms, if any, upon which Debt Securities may be subordinated to other indebtedness of the Company; (xii) any additions to, modifications of or deletions from the terms of the Debt Securities with respect to Events of Default or covenants or other provisions set forth in the Indenture; and (xiii) any other material terms of the Debt Securities, which may be different than the terms set forth in this Prospectus.

     Each Prospectus Supplement will describe, as to the Debt Securities to which it relates, any guarantees (the "Guarantees") by certain direct and indirect subsidiaries of the Company which may guarantee the Debt Securities (the "Guarantors"), including the terms of subordination, if any, of any such Guarantee.

EVENTS OF DEFAULT AND REMEDIES

     An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being (i) default for a period of 30 days in payment of any interest on any Debt Security of such series when it becomes due and payable, (ii) default in payment of the principal of (or premium, if any), on any of the Debt Securities of such series at its maturity (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of such series, (iv) default by the Company or any Guarantor for a period of 60 days after notice in the observance or performance of any other covenants in the Indenture relating to such series, and (v) certain events involving bankruptcy, insolvency or reorganization of the Company or certain Guarantors.

     The Indenture provides that if any Event of Default has occurred and is continuing with respect to any series of Debt Securities, the Trustee or the holders of not less than 25% in principal amount of such series of Debt Securities then outstanding may declare the principal of all the Debt Securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the Debt Securities of such series then outstanding by written notice to the Trustee and the Company may waive any Event of Default (other than any Event of Default in payment of principal or interest or in respect of certain covenants) with respect to such series of Debt Securities. Holders of a majority in principal amount of the then outstanding Debt Securities of any series may rescind an acceleration with respect to such series and its consequences (except an acceleration due to nonpayment of principal or interest on such series) if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series have been cured or waived.

     The holders of a majority in principal amount of the Debt Securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such series, subject to certain limitations specified in the Indenture.

DEFEASANCE OF INDENTURE

     The Indenture permits the Company and the Guarantors to terminate all of their respective obligations under the Indenture as they relate to any particular series of Debt Securities, other than the obligation to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations, at any time by (i) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. Government Obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

     In addition, the Indenture permits the Company and the Guarantors to terminate all of their respective obligations under the Indenture as they relate to any particular series of Debt Securities (including the obligations to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations), at any time by (i) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.

TRANSFER AND EXCHANGE

     A holder will be able to transfer or exchange Debt Securities only in accordance with the provisions of the Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required or permitted by the Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER


     Subject to certain exceptions, the Indenture, the Debt Securities or the Guarantees of a particular series may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of at least a majority in principal amount of the Debt Securities of such series then outstanding, and any existing Default under, or compliance with any provision of the Indenture relating to a particular series of Debt Securities may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of such Debt Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of a majority in principal amount of the Debt Securities of such series then outstanding. Without the consent of any holder, the Company and the Trustee may amend or supplement the Indenture, the Debt Securities or the Guarantees to (i) evidence the succession of another Person to the Company, (ii) add to the covenants of the Company or to surrender a right or power of the Company, (iii) add any additional Events of Default, (iv) provide for Debt Securities in bearer form, (v) make any changes when no Debt Securities are outstanding or that do not apply to any Debt Securities previously entitled to such benefit, (vi) evidence the succession of another Trustee, or (vii) cure any ambiguity, defect or inconsistency.


     Without the consent of each holder affected, the Company and the Trustee may not (i) reduce the amount of Debt Securities of such series whose holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, (iii) reduce the principal of or change the fixed maturity of any Debt Security or alter the provisions with respect to redemptions or mandatory offers to repurchase Debt Securities pursuant to certain covenants set forth in the Indenture, (iv) make any Debt Security payable in money other than that stated in the Debt Security, (v) modify the ranking or priority of the Debt Securities or any Guarantee, (vi) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture, or (vii) waive a continuing default in the payment of principal of or interest on the Debt Securities.

     The right of any holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any Debt Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to holders in accordance with the terms of the Indenture.

CONCERNING THE TRUSTEE

     In the ordinary course of its business, Star Bank, N.A., the Trustee, provides, and may continue to provide, services to the Company as transfer agent for the Common Stock of the Company and is a party to the Company's Credit Agreement dated as of October 3, 1997. The Indenture contains certain limitations on the rights of the Trustee, if it becomes a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The Indenture provides that if an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The Trustee may refuse to perform any duty or exercise any right or power under the Indenture, unless it receives indemnity, satisfactory to it, against any loss, liability or expense.

GOVERNING LAW

     The Indenture, the Debt Securities and the Guarantees will be governed by the laws of the State of New York without giving effect to principles of conflict of laws.

                          DESCRIPTION OF COMMON STOCK


     The Company's authorized capital stock is 100,000,000 shares of Common Stock, par value $.01 per share. As of December 1, 1997, 40,978,934 shares of Common Stock were outstanding.


     Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of Common Stock will be able to elect the entire Board of Directors of the Company. Holders of Common Stock have no preemptive rights and are entitled to such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. The Common Stock is not entitled to any sinking fund, redemption or conversion provisions. On liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets of the Company remaining after the payment of all creditors, if any. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The transfer agent and registrar for the Common Stock is Star Bank, N.A.


     The Company currently has the following provisions in its bylaws which could be considered to be "anti-takeover" provisions: (i) a bylaw requiring the affirmative vote of the holders of a majority of the outstanding shares of Common Stock or two-thirds of the other directors to remove a director and (ii) a bylaw limiting the persons who may call special meetings of stockholders to the Board of Directors or the President of the Company. These provisions may have the effect of delaying stockholder actions with respect to certain business combinations and the election of new members to the Board of Directors. As such, the provisions could have the effect of discouraging open market purchases of the Company's Common Stock because they may be considered disadvantageous by a stockholder who desires to participate in a business combination or elect a new director.


     The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" with the Company for three years following the date that person became an interested stockholder unless:

(i) before that person became an interested stockholder, the Board of Directors of the Company approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding stock held by persons who are both directors and officers of the Company or by certain employee stock plans); or (iii) on or following the date on which that person became an interested stockholder, the business combination is approved by the Company's Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Company (excluding shares held by the interested stockholder). A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants, including Warrants to purchase Debt Securities or Common Stock as well as other types of Warrants. Warrants may be issued independently or together with any Debt Securities or Common Stock and may be attached to or separate from such Debt Securities or Common Stock. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

     The applicable Prospectus Supplement will describe the following terms of the Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, aggregate principal amount and terms of the Debt Securities or Common Stock purchasable upon exercise of such Warrants; (v) if applicable, the designation and terms of the Debt Securities with which such Warrants are issued and the number of such Warrants issued with each such Debt Security; (vi) if applicable, the date on and after which such Warrants and the related Debt Securities will be separately transferable; (vii) the price at which the Debt Securities or Common Stock purchasable upon exercise of such Warrants may be purchased; (viii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, any index or formula used to determine the amount of payments of principal of and any premium and interest on Debt Securities purchasable upon exercise of Warrants; (xi) information with respect to book-entry procedures, if any; (xii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

     The Company may offer and sell the Securities to or through underwriters or dealers, and also may offer and sell the Securities directly to other purchasers or through agents.

     Each Prospectus Supplement will set forth the terms of the offering of the particular series of Securities to which the Prospectus Supplement relates, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Securities, the proceeds to the Company from the sale of such series of Securities, the use of such proceeds, any initial public offering price or purchase price of such series of Securities, any underwriting discount or commission, any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, any commissions paid to any agents and the securities exchanges, if any, on which such Securities will be listed. Any initial public offering price or purchase price and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers may be changed from time to time.

     Sales of Common Stock offered pursuant to any Prospectus Supplement may be effected from time to time in one or more transactions through The Nasdaq National Market, or in negotiated transactions or any combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices.

     In connection with distributions of Common Stock or otherwise, the Company may enter into hedging transactions with broker-dealers in connection with which such broker-dealers may sell Common Stock registered hereunder in the course of hedging through short sales the positions they assumed with the Company.

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agent to solicit offers by certain institutions to purchase Debt Securities or Common Stock or Warrants to purchase Debt Securities or Common Stock from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Debt Securities or Common Stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Company may grant underwriters who participate in the distribution of Common Stock an option to purchase additional Common Stock to cover over-allotments, if any.

     The place and date of delivery for the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Securities in respect of which this Prospectus is being delivered (other than Common Stock) will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom such Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Securities.

     Certain of the underwriters and their affiliates may from time to time perform various commercial banking and investment banking services for the Company, for which customary compensation is received.

                                 LEGAL MATTERS


     The validity of the Securities offered hereby will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P. Rick L. Burdick, a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of the Company and is the beneficial owner of 62,500 shares of Common Stock (including options and warrants to purchase Common Stock).


                                    EXPERTS


     The consolidated and combined financial statements of International Alliance Services, Inc. and its subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, Suite 1400, 500 West Madison Street, Room 3190, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. Such material is also available for inspection at the offices of The National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.


     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Securities offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such Securities, reference is made to the Registration Statement, including the documents and exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices of the Commission and at the offices of the NASD referred to above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) all other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, specifically including the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, respectively, and the Company's Current Reports on Form 8-K dated February 19, 1997 (as amended on Form 8-K/A filed on April 2, 1997), April 3, 1997, April 21, 1997, and July 23, 1997 (as amended on Form 8-K/A dated October 3, 1997), respectively; and (iii) the Company's Proxy Statement dated April 1, 1997 relating to the 1997 Annual Meeting of Stockholders held May 6, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference in this Prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Requests should be directed to Corporate Secretary, International Alliance Services, Inc., 10055 Sweet Valley Drive, Valley View, Ohio 44125, telephone (216) 447-9000.

          ============================================================


     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                            ------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
The Company................................    3
Use of Proceeds............................    4
Ratio of Earnings to Fixed Charges.........    4
Description of Debt Securities.............    4
Description of Common Stock................    7
Description of Warrants....................    8
Plan of Distribution.......................    8
Legal Matters..............................   10
Experts....................................   10
Available Information......................   10
Incorporation of Certain Documents by
  Reference................................   11


          ============================================================
          ============================================================
                                  $125,000,000

                             INTERNATIONAL ALLIANCE
                                 SERVICES, INC.

                                DEBT SECURITIES
                                  COMMON STOCK
                                    WARRANTS

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                      , 1997
          ============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrant in connection with the distribution of the securities being registered:


Securities and Exchange Commission registration fee.........  $ 37,879
Blue Sky fees and expenses..................................    10,000
Trustee fees and expenses...................................    10,000
Legal fees and expenses.....................................   150,000
Printing and engraving expenses.............................   150,000
Accounting fees and expenses................................    10,000
Miscellaneous(1)............................................    12,121
                                                              --------
          Total(2)..........................................   380,000
                                                              ========


---------------

(1) Includes estimates of Nasdaq listing fees and NASD filing fees.


(2) All amounts listed above are estimates, except for the Securities and Exchange Commission registration fee.


ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (iii) committee of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum, or (iv) independent legal counsel, if there are no such disinterested directors, or if such disinterested directors so direct. Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Amended and Restated Certificate of Incorporation, as amended, of the Registrant entitles the Board of Directors to provide for indemnification of directors and officers to the fullest extent provided by law, except for liability (i) for any breach of director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, or for unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VII of the Amended and Restated Bylaws of the Registrant provide that to the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the DGCL, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. Determination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was lawful.

     The Amended and Restated Bylaws provide that any decision as to indemnification shall be made: (a) by the Board of Directors of the Registrant by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the stockholders. The Board of Directors of the Registrant may authorize indemnification of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer. The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant.

     Further, the Amended and Restated Bylaws of the Registrant provide that the indemnity provided will be extended to the directors, officers, employees and agents of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of the Amended and Restated Bylaws with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     The Registrant does not currently maintain a separate insurance policy relating to its directors and officers; however, the Registrant is currently considering purchasing and maintaining an insurance policy under which the directors and officers of the Registrant would be insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

ITEM 16 -- EXHIBITS


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          *4.1           -- Amended and Restated Certificate of Incorporation of the
                            Registrant (filed as Exhibit 3.1 to Registration
                            Statement on Form 10, Commission File No. 000-25890 and
                            incorporated herein by reference)
          *4.2           -- Certificate of Amendment to the Amended and Restated
                            Certificate of Incorporation of the Registrant (filed as
                            Exhibit 3.2 to Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1996, Commission File No.
                            000-25890 and incorporated herein by reference)
          *4.3           -- Amended and Restated Bylaws of the Registrant (filed as
                            Exhibit 3.2 to Registration Statement on Form 10,
                            Commission File No. 000-25890 and incorporated herein by
                            reference)
          *4.4           -- Form of Indenture for Debt Securities (filed as Exhibit
                            4.4 to Registration Statement on Form S-3, Commission
                            File No. 333-40331 and incorporated herein by reference)
          *4.5           -- Form of Debt Security (included in Exhibit 4.4 (filed as
                            Exhibit 4.4 to Registration Statement on Form S-3,
                            Commission File No. 333-40331 and incorporated herein by
                            reference))
           5.1           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         *12.1           -- Statement re Computation of Ratios (filed as Exhibit 12.1 to Registration Statement on Form S-3, Commission File
                            No. 333-40331 and incorporated herein by reference)
          23.1           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in Exhibit 5.1)
          23.2           -- Consent of KPMG Peat Marwick LLP
          24.1           -- Power of Attorney (filed as Exhibit 24.1 to Registration
                            Statement on Form S-3, Commission File No. 333-40331 and
                            incorporated herein by reference and included in the
                            signature page of this Amendment No. 1)
         *25.1           -- Statement of Eligibility of Trustee on Form T-1 (filed as
                            Exhibit 25.1 to Registration Statement on Form S-3,
                            Commission File No. 333-40331 and incorporated herein by
                            reference)


---------------


 * Previously filed.


ITEM 17 -- UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley View, State of Ohio, on December 5, 1997.


                                        INTERNATIONAL ALLIANCE SERVICES, INC.

                                        By:       /s/ GREGORY J. SKODA
                                           -------------------------------------
                                                     Gregory J. Skoda
                                                 Executive Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael G. DeGroote and Gregory J. Skoda, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities indicated on December 5, 1997.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                        /s/ *                          President, Chief Executive Officer, Chairman
-----------------------------------------------------    of the Board and Director (Principal
                 Michael G. DeGroote                     Executive Officer)

                /s/ GREGORY J. SKODA                   Executive Vice President and Director
-----------------------------------------------------
                  Gregory J. Skoda

              /s/ CHARLES D. HAMM, JR.                 Chief Financial Officer and Treasurer
-----------------------------------------------------    (Principal Accounting and Financial Officer)
                Charles D. Hamm, Jr.

                        /s/ *                          Director
-----------------------------------------------------
                   Rick L. Burdick

               /s/ JOSEPH S. DIMARTINO                 Director
-----------------------------------------------------
                 Joseph S. DiMartino

                        /s/ *                          Director
-----------------------------------------------------
                  Harve A. Ferrill

                        /s/ *                          Director
-----------------------------------------------------
                 Hugh P. Lowenstein

                        /s/ *                          Director
-----------------------------------------------------
                  Richard C. Rochon

*By: /s/ GREGORY J. SKODA
     ------------------------------------------------
                  Gregory J. Skoda,
                 as Attorney-in-fact

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          *4.1           -- Amended and Restated Certificate of Incorporation of the
                            Registrant (filed as Exhibit 3.1 to Registration
                            Statement on Form 10, Commission File No. 000-25890 and
                            incorporated herein by reference)
          *4.2           -- Certificate of Amendment to the Amended and Restated
                            Certificate of Incorporation of the Registrant (filed as
                            Exhibit 3.2 to Annual Report on Form 10-K for the fiscal
                            year ended December 31, 1996, Commission File No.
                            000-25890 and incorporated herein by reference)
          *4.3           -- Amended and Restated Bylaws of the Registrant (filed as
                            Exhibit 3.2 to Registration Statement on Form 10,
                            Commission File No. 000-25890 and incorporated herein by
                            reference)
          *4.4           -- Form of Indenture for Debt Securities (filed as Exhibit
                            4.4 to Registration Statement on Form S-3, Commission
                            File No. 333-40331 and incorporated herein by reference)
          *4.5           -- Form of Debt Security (included in Exhibit 4.4 (filed as
                            Exhibit 4.4 to Registration Statement on Form S-3,
                            Commission File No. 333-40331 and incorporated herein by
                            reference))
           5.1           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         *12.1           -- Statement re Computation of Ratios (filed as Exhibit 12.1 to Registration Statement on Form S-3, Commission File
                            No. 333-40331 and incorporated herein by reference)
          23.1           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in Exhibit 5.1)
          23.2           -- Consent of KPMG Peat Marwick LLP
          24.1           -- Power of Attorney (filed as Exhibit 24.1 to Registration
                            Statement on Form S-3, Commission File No. 333-40331 and
                            incorporated herein by reference and included in the
                            signature page of this Amendment No. 1)
         *25.1           -- Statement of Eligibility of Trustee on Form T-1 (filed as
                            Exhibit 25.1 to Registration Statement on Form S-3,
                            Commission File No. 333-40331 and incorporated herein by
                            reference)


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 * Previously filed.